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PRESS RELEASE



APRIL 5, 1999                                           COMPANY CONTACT:
                                                        Michael E. Noonan (CEO)
                                                        770-518-6010  x127



                     MERGER BETWEEN LAMINATING TECHNOLOGIES
                       AND PEN INTERCONNECT IS CALLED OFF


ATLANTA, GA April 5, 1999 - Laminating Technologies Inc. (OTCBB: LAMT) announced today that by mutual agreement with Pen Interconnect Inc. (OTCBB:
PENC/PENCW) they have called off their previously announced merger.

LTI's President, Mr. Noonan stated, "Due to LTI's positive cash position LTI still had several options available for its shareholders. The Company will immediately begin meeting with its financial advisors to explore these other alternatives."

Since its initial public offering in October, 1996, LTI has been a developmental stage company supplying a technology to provide barrier laminations for corrugated used in the manufacturing of specialty packaging products.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward looking statements subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward looking statements, including delay or inability to commercialize the Company's technology, delay or inability to conclude acquisition transactions, introduction of competing services, cancellation of contracts, changes in applicable regulations, general market acceptance of the Company's technology, fluctuations in margins, and other risks set forth in the Company's Prospectus dated October 9, 1996.


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